Exhibit 10.4

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE TOURMALINE BIO, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT TOURMALINE BIO, INC. TREATS AS PRIVATE OR CONFIDENTIAL.

CONFIDENTIAL

Execution Version

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (“Agreement”) is made effective as of the 3rd day of May, 2022 (the “Effective Date”), by and between Tourmaline Bio, LLC, a limited liability company organized and existing under the laws of Delaware with offices at Four Embarcadero, Suite 2100, San Francisco, CA 94111 (“Licensee”) and Pfizer Inc., a corporation organized and existing under the laws of Delaware with offices at 235 East 42nd Street, New York, NY 10017 (“Pfizer”). Licensee and Pfizer may, from time-to-time, be individually referred to as a “Party” and collectively referred to as the “Parties”.

RECITALS

WHEREAS, Pfizer Controls the Licensed Technology (hereinafter defined); and

WHEREAS, Licensee wishes to obtain, and Pfizer wishes to grant, certain licenses under the Licensed Technology on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties, intending to be legally bound hereby, agree to the foregoing and as follows:

1.	DEFINITIONS.

1.1.

“Affiliate” means, with respect to a Party, as of the applicable point in time and for so long as the applicable relationship exists, any Person that controls, is controlled by, or is under common control with that Party. For the purpose of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” shall refer to: (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ownership of voting securities or other ownership interest, by contract or otherwise, or (b) the ownership, directly or indirectly, of fifty percent (50%) or more of the voting securities or other ownership interest of such entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity). The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management or policies of such entity.

1.2.	“Agreement” is defined in the introduction to this Agreement.

1.3.	“Applicable Law” means any applicable law, statute, rule, regulation, order, judgment or ordinance of any governmental authority.

1.4.	“Bankruptcy Code” is defined in Section 12.3.

1.5.	“Bankruptcy Event” is defined in Section 12.3.

1.6.

“Biosimilar Product” means, in a particular country with respect to a particular Product (the “Reference Product”), any biopharmaceutical product that: (a) has received all necessary approvals by the applicable Regulatory Authorities in such country to market and sell such product as a biopharmaceutical product through reference to the MAA and Regulatory Approval of the Reference Product pursuant to an expedited regulatory approval process governing approval of generic biologics based on the then-current standards for regulatory approval in such country (e.g., the Biologics Price Competition and Innovation Act of 2009 or an equivalent under foreign law); (b) is marketed or sold in such country by a Third Party that (i) has not obtained the rights to market or sell such product as a Sublicensee or distributor of Licensee or any of its Affiliates or Sublicensees, including pursuant to a license or settlement in connection with litigation with Licensee, its Affiliate or a Sublicensee under the Biologics Price Competition and Innovation Act of 2009 or an equivalent under foreign law and (ii) did not purchase such product in a chain of distribution that included Licensee or any of its Affiliates or Sublicensees; and (c) is approved as (i) a “biosimilar” (as defined in the United States under 42 U.S.C. § 262(i)(2)) of the Reference Product, (ii) a “similar biological medicinal product” (in the EU in accordance with Directive 2001/83/EC) with respect to which the Reference Product is the “reference medicinal product,” or (iii) if not in the US or EU, the foreign equivalent of a “biosimilar” or “similar biological medicinal product” of such Reference Product.

1.7.

“BLA” means a Biologics License Application, as defined in the US Federal Food, Drug and Cosmetic Act (21 U.S.C. 335a) and the regulations promulgated thereunder, submitted to the FDA, or any analogous application or submission with any Regulatory Authority outside of the United States.

1.8.	“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks located in New York, New York are authorized or required by Applicable Law to remain closed.

1.9.	“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.10.	“Calendar Year” means each calendar year.

1.11.	“Cap” is defined in Section 11.2.

1.12.	“CDA” is defined in Section 16.11.1.

1.13.	“Change of Control” means, with respect to a Party, whether effected in a single transaction or a series of related transactions, [*****].

1.14.	“Change of Control Payment” is defined in Section 5.6.1.

1.15.	“Claims” is defined in Section 10.1.

1.16.	“Clinical Trial” means any human clinical trial conducted for the purpose of obtaining or maintaining Regulatory Approval.

1.17.	“CMO” means a contract manufacturing organization or a contract research/development and manufacturing organization.

1.18.	“Code” is defined in Section 5.12.4.

1.19.	[*****].

1.20.

“Commercialize” or “Commercializing” or “Commercialization” means any and all activities to market, promote, distribute, offer for sale, use, sell, have sold, import, have imported, export, have exported or otherwise commercialize a compound or product, but excluding activities directed to Manufacturing and Development. When used as a noun, “Commercialization” means any and all activities involved in Commercializing.

1.21.	“Commercially Reasonable Efforts” means, with respect to the Development or Commercialization of a Compound or Product, [*****].

1.22.	“Compliance Laws” is defined in Section 9.4.

1.23.

“Compound” means (a) the compound PF-04236921 and (b) any prodrug, solvate, hydrate, stereoisomer, metabolite, isomer, enantiomer, tautomer, polymorph and salt that is generated, identified or developed from, or through the use of, the compound of clause (a).

1.24.	“Confidential Information” is defined in Section 7.1.

1.25.

“Control” or “Controlled” means, with respect to any Intellectual Property Rights or other rights to provide data or other information, the legal authority or right (whether by ownership, license or otherwise) of a Party to grant a license or a sublicense of or under such Intellectual Property Rights to the other Party or provide such data or other information to such other Party without breaching the terms of any agreement with a Third Party.

1.26.	“CRO” means a contract research organization.

1.27.

“Develop” or “Developing” or “Development” means to conduct any and all research and development activities necessary or reasonably useful to obtain, support, expand or maintain Regulatory Approval, but excluding activities directed to Commercialization or Manufacturing.

1.28.

“Developed IP” means any and all Intellectual Property Rights that are created, developed, conceived or reduced to practice by Licensee’s, its Affiliates’, subcontractors’ or Sublicensees’ employees, agents or independent contractors or consultants, alone or together with one or more Third Parties, during the Term in connection with the Development, Manufacture or Commercialization of any Compound or Product.

1.29.	“Development Plan” is defined in Section 4.6.

1.30.	“Development Milestone” is defined in Section 5.3.

1.31.	“Development Milestone Payment” is defined in Section 5.3.

1.32.	“Disputes” is defined in Section 15.1.1.

1.33.

“Distributor” means any Third Party that is not a Sublicensee that purchases Product from Licensee, its Affiliates or Sublicensees, on a non-exclusive basis, for purpose of resale in the Territory and such Third Party takes title to such product; provided, however, that such Third Party does not pay royalties or commissions to Licensee or any of its Affiliates or Sublicensees with respect to its resale of such Product.

1.34.	“Effective Date” is defined in the introduction to this Agreement.

1.35.	“Exchange Act” is defined in the definition of “Go-Public Event”.

1.36.	“Exit Transaction Payment” is defined in Section 5.7.1.

1.37.	“FDA” means the United States Food and Drug Administration, or a successor federal agency thereto.

1.38.	“Fees” is defined in Section 11.2.

1.39.	“Field” means the treatment, diagnosis or prevention of any and all Indications in humans and animals.

1.40.

“First Commercial Sale” means, on a Product-by-Product and country-by-country basis, the first sale of such Product by Licensee or Licensee’s Affiliate or Sublicensee to a Third Party (other than a Sublicensee) in such country in the Territory following receipt of Regulatory Approval for such Product in such country. For clarity, the term “First Commercial Sale” will not include: any bona fide samples of Product transferred or disposed of for clinical trials or at or below costs of goods therefor for any so-called treatment investigational new drug sales, named patient sales, expanded access program, compassionate or emergency use sales or pre-license sales made for non-commercial, compassionate purpose, or any indigent program or other promotional or educational purposes, in each of the foregoing cases, if such sale or disposition is at or below costs of goods therefor.

1.41.	“Force Majeure Event” is defined in Section 16.4.

1.42.

“GAAP” means United States generally accepted accounting principles or an alternative international generally accepted standard of accounting principles used by Licensee, its Affiliates or Sublicensees, including International Reporting Financial Standards, in each case consistently applied.

1.43.

“Go-Public Event” means the earlier to occur of [*****] (b) Licensee’s merger, reverse merger, consolidation, transfer, or share exchange transaction pursuant to which Licensee (or its successor) becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any merger or acquisition through a special purpose acquisition company that is publicly listed on a national securities exchange that does not conduct any material business or maintain any material assets other than cash; [*****].

1.44.	“Government Official” is defined in Section 9.4.

1.45.	“Indication” means any separate and distinct disease, disorder, illness or condition intended to be treated by any therapeutic product, [*****].

1.46.

“Intellectual Property Rights” means any and all trade secrets, copyrights, Patent Rights, trademarks, moral rights, Know-How, and any and all other intellectual property or proprietary rights now known or hereafter recognized in any jurisdiction.

1.47.

“IND” means: (a) an investigational new drug application filed with the FDA for authorization for the investigation of the Product, and (b) any of the foreign equivalents of the application described in (a), as filed with the applicable Regulatory Authorities in other countries or regulatory jurisdictions in the Territory, as applicable.

1.48.	[*****].

1.49.

“Know-How” means any proprietary invention, discovery, development, data, information, process, method, technique, material, technology, formula, practice, protocol, assays, result, cell line, compound, prove or other know-how, whether or not patentable, and any physical embodiments of any of the forgoing.

1.50.

“Knowledge” means actual knowledge of the individuals listed on Schedule 1.50 and is not meant to require or imply that any particular inquiry or investigation has been undertaken, including, without limitation, obtaining any type of search (independent of that performed by the actual governmental authority during the normal course of patent prosecution, as applicable, in a jurisdiction) or opinion of counsel.

1.51.	“Licensed Technology” means any and all Know-How Controlled by Pfizer or any of its Affiliates as of the Effective Date that is listed in Schedule 1.51.

1.52.	“Licensee” is defined in the introduction to this Agreement.

1.53.

“MAA” means an application for the authorization to market and sell the product in any country or group of countries outside the United States, as defined in the applicable laws and regulations and filed with the Regulatory Authority of a given country or group of countries.

1.54.	“Major Market Country” means any of [*****].

1.55.

“Manufacture” or “Manufacturing” means any and all activities to make, have made, produce, manufacture, process, fill, finish, package, label, perform quality assurance testing, release, ship or store a compound or product or any component thereof, but excluding activities directed to Development or Commercialization. When used as a noun, “Manufacture” or “Manufacturing” means any and all activities involved in Manufacturing a compound or product or any component thereof.

1.56.	“Marginal Royalty Rate” is defined in Section 5.5.1.

1.57.	“Milestone Payments” means, collectively, the Development Milestone Payments and Sales Milestone Payments.

1.58.

“NDA” means, with respect to a pharmaceutical product, a New Drug Application submitted to the FDA in accordance with the United States Federal Food, Drug and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder, or any analogous application or submission with any Regulatory Authority outside of the United States.

1.59.

“Necessary” means a Patent Right of a Third Party that without a license, would be infringed by the commercialization of a Product in the form such Product exists at the time that the Third Party license agreement is executed.

1.60.	“Net Sales” means [*****].

1.61.	“New License Agreement” is defined in Section 12.5.4.

1.62.	“Other Active Ingredient” means a therapeutically active ingredient, other than the Compound.

1.63.	“Party” and “Parties” is defined in the introduction to this Agreement.

1.64.

“Patent Rights” means any and all (a) issued patents, (b) pending patent applications, including all provisional applications, divisions, continuations, substitutions, continuations-in-part and renewals, and all patents granted thereon, (c) patents-of-addition, re-examinations, reissues and extensions or restorations by existing or future extension or restoration mechanisms, including patent term adjustments, patent term extensions, supplementary protection certificates or the equivalent thereof, (d) inventor’s certificates, (e) other forms of government-issued rights substantially similar to any of the foregoing, and (f) United States and foreign counterparts of any of the foregoing.

1.65.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

1.66.

“Phase I Clinical Trial” means a clinical trial of an investigational product in patients with the primary objective of characterizing its safety, tolerability, and pharmacokinetics and identifying a recommended dose and regimen for future studies as described in 21 C.F.R. § 312.21(a), or a comparable clinical trial prescribed by the relevant Regulatory Authority in a country other than the United States.

1.67.

“Phase III Clinical Trial” means a pivotal clinical trial with a defined dose or a set of defined doses of a pharmaceutical product designed to ascertain efficacy and safety of such product, in a manner that is generally consistent with 21 CFR § 312.21(c), as amended (or its successor regulation), for the purpose of enabling the preparation and submission of an NDA or BLA.

1.68.	“Pfizer” is defined in the introduction to this Agreement.

1.69.	“Pfizer Indemnitees” is defined in Section 10.1.

1.70.

“Product” means each pharmaceutical or biopharmaceutical product, in any dosage strength, formulation or method of delivery, for use in the Field, that incorporates or is comprised of (alone or in combination with one or more Other Active Ingredients) the Compound.

1.71.	“Recipients” is defined in Section 7.2.

1.72.

“Regulatory Approval” means, with respect to the Product in any country or jurisdiction, any approval, registration, license or authorization that is required by the applicable Regulatory Authority to market and sell the Product in such country or jurisdiction, including pricing or reimbursement approvals, if required.

1.73.	“Regulatory Authority” means any governmental agency or authority responsible for granting Regulatory Approvals for the Product in the Territory.

1.74.

“Regulatory Exclusivity” means any exclusive marketing rights or data protection rights (including, for clarity, new chemical entity exclusivity, new use or indication exclusivity, new formulation exclusivity, orphan drug exclusivity, pediatric exclusivity or any applicable data exclusivity) conferred by any Regulatory Authority with respect to a pharmaceutical or biologic product in a particular country or other regulatory jurisdiction that prevents a Person from Commercializing (including by preventing a Regulatory Authority from accepting or approving an application to Commercialize) a Biosimilar Product, but in all cases excluding Patent Rights and patent term extensions.

1.75.

“Regulatory Filings” means, with respect to the Product, any submission to a Regulatory Authority of any appropriate regulatory application, including, without limitation, any IND, NDA, BLA, any submission to a regulatory advisory board, any marketing authorization application, and any supplement or amendment thereto.

1.76.	“Relevant Records” is defined in Section 6.1.

1.77.	“Residuals” is defined in Section 2.4.

1.78.	“Review Period” is defined in Section 13.3.

1.79.	“ROFN Transaction” is defined in Section 2.6.1.

1.80.	“Royalties” is defined in Section 5.5.1.

1.81.	“Royalty Reduction Provisions” is defined in Section 5.5.5.

1.82.

“Royalty Term” means, on a Product-by-Product and country-by-country basis, the period commencing on the First Commercial Sale of such Product in such country and expiring upon the later of: (a) twelve (12) years following the date of First Commercial Sale of the Product in such country or (b) the expiration of Regulatory Exclusivity protecting such Product in such country.

1.83.	“Sales Milestone” is defined in Section 5.4.

1.84.	“Sales Milestone Payment” is defined in Section 5.4.

1.85.	“Significant Transaction” means any transaction to [*****].

1.86.	“Significant Transaction Payment” is defined in Section 5.7.1.

1.87.

“Sublicensee” means any Third Party to whom Licensee or any of its Affiliates grants a sublicense of its rights hereunder to Develop, Manufacture or Commercialize the Products in the Field in the Territory or any further sublicensee of such rights, other than [*****].

1.88.	“Tax Action” is defined in Section 5.12.2.

1.89.	“Term” is defined in Section 12.1.

1.90.	“Terminated Territory” means each country with respect to which this Agreement is terminated by Licensee pursuant to Section 12.4.

1.91.	“Territory” means worldwide, other than any Terminated Territory.

1.92.	“Third Party” means any Person other than a Party or an Affiliate of a Party.

1.93.	“Upfront Payment” is defined in Section 5.2.

1.94.	“VAT” is defined in Section 5.12.1.

1.95.

Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (c) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), I any reference herein to any Person shall be construed to include the Person’s successors and assigns, (f)

the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections, Exhibits or Schedules shall be construed to refer to Sections, Exhibits or Schedules of this Agreement, and references to this Agreement include all Exhibits and Schedules hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or.”

2.	LICENSE GRANT.

2.1.

License Grant. Subject to the terms and conditions of this Agreement, Pfizer hereby grants to Licensee an exclusive (even as to Pfizer and its Affiliates, subject to Section 2.3), sublicensable through multiple tiers (subject to Section 2.2), royalty-bearing right to use and license under the Licensed Technology for the Development, Commercialization and Manufacture of Compounds and Products in the Field within the Territory.

2.2.	Sublicense Rights. Licensee may sublicense [*****]. Any and all such sublicenses shall be subject to the following requirements:

2.2.1.

All such sublicenses shall be subject to and consistent with the terms and conditions of this Agreement [*****]. In no event shall any such sublicense relieve Licensee of any of its obligations under this Agreement.

2.2.2.

Licensee shall furnish to Pfizer a true and complete copy of each sublicense agreement and each amendment thereto, within [*****] after the sublicense or amendment has been executed; provided that such copies furnished to Pfizer may be subject to customary redactions with respect to sensitive financial, business and technical information (including confidential information of Third Parties).

2.3.	Retained Rights. [*****].

2.4.

Residuals. Pfizer may use the Residuals resulting from access to or work with the Compound and Licensed Technology prior to the Effective Date. As used herein, “Residuals” means information [*****], prior to the Effective Date. For clarity, the foregoing will not be deemed to [*****].

2.5.

No Additional Rights. Nothing in this Agreement shall be construed to confer any rights upon Licensee by implication, estoppel, or otherwise as to any technology or Intellectual Property Rights of Pfizer or its Affiliates other than the rights in Licensed Technology expressly granted herein, regardless of whether such technology or Intellectual Property Rights shall be dominant or subordinate to any Licensed Technology.

2.6.	Right of [*****]. Licensee hereby grants to Pfizer [*****] for Pfizer or its Affiliates [*****], subject to the terms and conditions set forth in this Section 2.6. Pfizer may only [*****].

2.6.1.	Prior to [*****] or [*****], in each case, for a [*****], Licensee shall provide Pfizer [*****], including [*****].

2.6.2.	[*****] Notice.

(a)	If Pfizer desires [*****], then Pfizer will notify Licensee [*****] that it desires to [*****].

(b)

If Pfizer does not desire [*****], then Pfizer will notify Licensee [*****]. For clarity, if after the expiration of [*****], Pfizer has not submitted to Licensee [*****], it will be deemed that [*****].

2.6.3.

If Pfizer provides the [*****] to Licensee in accordance with Section 2.6.2, then from and after the [*****], the Parties will [*****], and if [*****]; provided, that, [*****], then Licensee will [*****] pursuant to this Section 2.6.3 shall be [*****] and [*****]. In the event Pfizer and Licensee do not [*****].

2.6.4.	For clarity, (a) [*****], (b) [*****], and (c) [*****].

2.6.5.	The [*****] pursuant to this Section 2.6 shall [*****].

3.	TRANSFER ACTIVITIES. Schedule 3 sets forth the documentation that Pfizer will transfer to Licensee and related activities to be performed by the Parties.

4.	DEVELOPMENT; COMMERCIALIZATION; MANUFACTURING.

4.1.

General. Licensee shall have sole responsibility for the cost and expense of, and the sole authority over and control of, the Development, Manufacture, Regulatory Approval, Regulatory Filings, and Commercialization of the Products in the Field in the Territory.

4.2.

Development. As between the Parties, Licensee would be solely responsible for all research and non-clinical and clinical development activities related to the Products. Licensee would have the right to engage contract research and manufacturing organizations to handle certain activities, in its sole discretion. As between the Parties, Licensee would bear all costs associated with the Development of the Products in the Field in the Territory.

4.3.	Diligence.

4.3.1.

Development. Licensee shall itself, or through its Affiliates or Sublicensees, use Commercially Reasonable Efforts to Develop and seek Regulatory Approval for at least one Product in the Field in each of [*****].

4.3.2.

Commercialization. Licensee shall itself, or through its Affiliates or Sublicensees, use Commercially Reasonable Efforts to Commercialize a given Product in each Major Market Country where Licensee or its designated Affiliates or sublicensees receive Regulatory Approval for such Product.

4.4.

Regulatory Filings. In connection with its efforts to Develop the Product, Licensee shall bear all responsibility and expense for submitting Regulatory Filings and obtaining Regulatory Approval for the Product. Licensee will undertake such activities at its sole expense.

4.5.	Progress Reporting.

4.5.1.	Commencing with [*****], within [*****] the end of each Calendar Year, Licensee shall provide to Pfizer a report including, [*****], which shall be reported on [*****] covered by such forecast.

4.5.2.

Commencing with the [*****], within [*****] the end of each Calendar Year, Licensee shall provide to Pfizer a report including [*****]. Licensee’s obligations set forth in this Section 4.5.2 shall expire upon a Product-by-Product basis on the First Commercial Sale of such Product [*****].

4.5.3.

On a [*****] basis prior to the First Commercial Sale of a Product in [*****], and [*****] thereafter [*****], Licensee shall make available knowledgeable personnel to meet with Pfizer to [*****]. Such meetings may be held in-person or by audio or video teleconference, and, unless otherwise agreed by the Parties, shall be held on a date reasonably acceptable to Licensee and during Licensee’s normal business hours and not exceed [*****] in length.

4.6.

Development Plan. Licensee will use Commercially Reasonable Efforts to conduct Development activities in connection with the Products consistent with the development plan as set forth in Schedule 4.6, as may be amended by Licensee pursuant to this Section 4.6 (the “Development Plan”). Licensee will [*****].

4.8.

Commercialization. As between the Parties, Licensee would be solely responsible for (a) the marketing and Commercialization of the Product in the Field in the Territory, including with respect to all strategy and implementation thereof, including any Territory specific distribution, and (b) for pricing and reimbursement matters, including the operational aspects of managing and carrying out efforts related to obtaining pricing and reimbursement for the Product in the Field in the Territory and the negotiation of relevant market access arrangements.

4.9.

Manufacturing. As between the Parties, Licensee would be solely responsible for Manufacturing Compounds and Products, directly or through the use of a CMO. As between the Parties, Licensee would bear all costs associated with the Manufacture of Compounds and Products in the Field in the Territory.

5.	PAYMENT TERMS.

5.1.

Equity. In consideration of the licenses and rights granted to Licensee hereunder, Licensee will issue and grant to Pfizer, 7,125,000 Series A Preferred Units, which is equivalent to fifteen percent (15%) of all shares of Licensee’s capital shares on a fully-diluted basis as of the date hereof in accordance with the terms set forth in the applicable Unit purchase or subscription agreement and any agreements, understandings or other documents related thereto including Licensee’s governing documents.

5.2.

Upfront Payment. In consideration of the licenses and rights granted to Licensee hereunder, Licensee shall pay to Pfizer a one-time, upfront, non-refundable and non-creditable payment of US$5,000,000 within [*****] of the Effective Date (“Upfront Payment”).

5.3.

Development Milestone Payments. In consideration of the licenses and rights granted to Licensee hereunder, Licensee shall pay to Pfizer the amounts set forth below for [*****], within [*****] following the first occurrence of each event described below (each event, a “Development Milestone” and each payment, a “Development Milestone Payment”). For the avoidance of doubt, any Product [*****].

DEVELOPMENT MILESTONE	DEVELOPMENT MILESTONE PAYMENT
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

[*****]	[	*****]
[*****]	[	*****]
[*****]	[	*****]
[*****]	[	*****]
[*****]	[	*****]
[*****]	[	*****]
[*****]	[	*****]
[*****]	[	*****]

[*****].

For the avoidance of doubt: (i) each Development Milestone Payment shall be payable only once upon achievement of the applicable Development Milestone; and

(ii) satisfaction of a Development Milestone by a Sublicensee or assignee of Licensee or its Affiliates shall be deemed to have been satisfied by Licensee for purposes of this Section 5.3.

If a Development Milestone is achieved without achieving a Development Milestone that would otherwise have occurred prior to the Development Milestone that was achieved (e.g., the Product receives Regulatory Approval in the U.S., E.U., or Japan without dosing a first subject in a Phase III Clinical Trial), then all prior Development Milestones shall be deemed to have been achieved, and if not previously paid, the corresponding Development Milestone Payments shall become payable.

5.4.

Sales Milestone Payments. In consideration of the licenses and rights granted to Licensee hereunder, Licensee shall pay to Pfizer the following one-time payments when the aggregate Net Sales of all Products in a Calendar Year in the Territory first reach the respective thresholds indicated below (each event, a “Sales Milestone” and each payment, a “Sales Milestone Payment”); provided that if the aggregate Net Sales in a Calendar Year result in more than one of the below thresholds being exceeded, then all milestones with exceeded thresholds would be due for such Calendar Year.

SALES MILESTONE	SALES MILESTONE PAYMENT
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

For the avoidance of doubt, the Sales Milestone payments above are determined by and paid upon the aggregate annual Net Sales of all Products in a Calendar Year and are payable one-time only for the first occurrence of the triggering event regardless of the number of Products to achieve such milestone event, provided that the annual Net Sales of a Product in a given country will not be counted for the purposes of the calculation of the Sales Milestones in this Section 5.4 following the expiration of the Royalty Term for such Product in such country.

All Sales Milestones achieved by or on behalf of Licensee will be payable within [*****] after the end of the applicable Calendar Quarter in which cumulative Net Sales reach the applicable threshold, and such payment shall be accompanied by a report identifying the amount payable to Pfizer under this Section 5.4.

5.5.	Royalty Payments.

5.5.1.

Marginal Royalty Rate. In consideration of the licenses and rights granted to Licensee hereunder, Licensee shall pay to Pfizer royalties in the amount of the royalty rates set forth in the column labeled “Marginal Royalty Rate” in the table below (the “Marginal Royalty Rates”) on the aggregate Net Sales resulting from the sale of Products, payable on a Product-by-Product and country-by-country basis, in the Territory during each Calendar Year of the applicable Royalty Term for such Product (collectively, “Royalties”).

NET SALES	MARGINAL ROYALTY RATE
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

Each Marginal Royalty Rate set forth in the table above shall apply only to that portion of the Net Sales of Products in the Territory during a given Calendar Year that falls within the indicated range. Licensee shall pay to Pfizer the applicable Royalties within [*****] following the expiration of each Calendar Quarter after the date of the first, First Commercial Sale of a Product. Royalties will be payable on a Product-by-Product and country-by-country basis during the Royalty Term for such Product in such country until the expiration of the Royalty Term for such Product in such country. All Royalty payments shall be accompanied by a report that includes reasonably detailed information regarding a total monthly calculation of Net Sales of Product (including all deductions) and all Royalties payable to Pfizer for the applicable Calendar Quarter (including any foreign exchange rates employed).

5.5.2.

Third Party Patent Rights. In the event that Licensee or any of its Affiliates or Sublicensees cannot Commercialize a Product without first obtaining a license from a Third Party for Necessary Patent Rights (“Third Party IP”), and if Licensee or such Affiliate or Sublicensee actually pays a royalty to a Third Party for the right to such Third Party IP (the “Third Party Payment”), then Licensee may [*****] for the corresponding Product on a country-by-country basis.

5.5.3.

Generic Entry. If at any time during the Royalty Term for a Product, a Biosimilar Product is available in a country in the Territory and such Biosimilar Product has, in any Calendar Quarter, achieved more than [*****] of the market share in such country by [*****], then [*****] applicable to such Product in such country shall [*****].

5.5.4.

Expiration of Exclusivity. If, on a country-by-country and Product-by- Product basis, clause (b) of the definition of “Royalty Term” is no longer applicable to such Product in such country, then [*****] applicable to such Product in such country shall be [*****].

5.5.5.

Minimum Royalty Rate; Effect on Marginal Royalty Rate. Notwithstanding anything in Sections 5.5.2, 5.5.3 or 5.5.4 (collectively the “Royalty Reduction Provisions”) to the contrary, under no circumstances shall the reductions set forth in the Royalty Reduction Provisions cause the total Royalties payable to Pfizer in any Calendar Quarter with respect to the applicable Product in any country in the Territory to be reduced by more than [*****] of the amount that would otherwise be due without giving effect to any or all of the Royalty Reduction Provisions, [*****]. For clarity, in no event shall the Royalty Reduction Provisions modify or otherwise affect the amount of Net Sales used for determining the Marginal Royalty Rate.

5.6.	Change of Control Payment.

5.6.1.

If at any time after the Effective Date and prior to completing a Go-Public Event, Licensee completes a Change of Control, Licensee shall pay to Pfizer a one-time, non-refundable and non-creditable payment of [*****] (i) twenty million U.S. Dollars (US$20,000,000) [*****] the “Change of Control Payment”). For clarity, if Licensee (a) completes a Change of Control after it completes a Go-Public Event, [*****] the obligation to make the Change of Control Payment shall not apply.

5.6.2.	The Change of Control Payment shall be accompanied by a report that includes a copy of any relevant documents to allow Pfizer to confirm the accuracy of such payment.

5.6.3.

For a Change of Control Payment due under Section 5.6.1, Licensee or its Affiliate shall make such Change of Control Payment within [*****] following the closing of the applicable Change of Control transaction.

5.7.	Significant Transaction Payment.

5.7.1.

If at any time after the Effective Date, Licensee completes a Significant Transaction, Licensee shall pay to Pfizer a one-time, non-refundable and non-creditable payment of [*****] (i) twenty million U.S. Dollars (US$20,000,000) [*****] the “Significant Transaction Payment”, and collectively with the Change of Control Payment, the “Exit Transaction Payment”). For clarity, [*****].

5.7.2.	The Significant Transaction Payment shall be accompanied by a report that includes a copy of any relevant documents to allow Pfizer to confirm the accuracy of such payment.

5.7.3.

For a Significant Transaction Payment due under Section 5.7.1, Licensee or its Affiliate shall make such Significant Transaction Payment within [*****] following the effective date of the Significant Transaction.

5.7.4.

For the avoidance of doubt, the Exit Transaction Payment is, if applicable, payable one-time only for the first occurrence of the triggering event regardless of the number of events that would otherwise trigger such payment.

5.8.	Other Payments. Licensee shall pay to Pfizer any other amounts due under this Agreement within [*****] following receipt of an invoice from Pfizer.

5.9.

Late Payments. Any amount required to be paid by a Party hereunder which is not paid on the date due shall bear interest, to the extent permitted by Applicable Law, at a per-annum rate equal to the lower of (i) [*****] and (ii) the maximum rate permitted by Applicable Law. Such interest shall be computed on the basis of a year of three hundred sixty (360) days for the actual number of days payment is delinquent.

5.10.

Currency. Any payments under this Section 5.10 that are recorded in currencies other than the U.S. Dollar shall be converted into U.S. Dollars at [*****] in whichsuch payments or expenses occurred, or for periods [*****] for such period.

5.11.

Method of Payment. All payments from Licensee to Pfizer shall be made by wire transfer via immediately available funds in U.S. dollars to credit the bank account set forth below or such other bank account as designated by Pfizer in writing to Licensee at least [*****] before payment is due. Any payment which falls due on a date which is not a Business Day may be made on the next succeeding Business Day.

For Upfront Payment, Development Milestone Payment, Sales Milestone Payment, Change of Control Payment and Significant Transaction Payment:

[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

For Royalties:

[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

5.12.	Taxes.

5.12.1.

General. It is understood and agreed between the Parties that any payments made under this Agreement are exclusive of any value added or similar tax (“VAT”), which shall be added thereon as applicable. As of the date of this Agreement, the Parties do not expect any VAT to be required to be charged by Pfizer to Licensee on amounts payable by Licensee pursuant to this Agreement. In the event any payments made by Licensee to Pfizer pursuant to this Agreement become subject to withholding taxes under the laws or regulation of any jurisdiction, Licensee shall deduct and withhold the amount of such taxes for the account of Pfizer to the extent required by Applicable Law and such amounts payable to Pfizer shall be reduced by the amount of taxes deducted and withheld, which shall be treated as paid to Pfizer in accordance with this Agreement. To the extent that Licensee is required to deduct and withhold taxes on any payments under this Agreement, Licensee shall pay the amounts of such taxes to the proper governmental authority in a timely manner and promptly transmit to the payee an official tax certificate or other evidence of such withholding sufficient to enable Pfizer to claim such payments of taxes. Pfizer shall provide any tax forms to Licensee that may be reasonably necessary in order for Licensee not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Law, of withholding taxes, VAT, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or VAT.

5.12.2.

Tax Actions. Notwithstanding anything in this Agreement to the contrary, if an action, including but not limited to any assignment or sublicense of its rights or obligations under this Agreement, or any failure to comply with Applicable Laws or filing or record retention requirements (a “Tax Action”) by a Party leads to the imposition of withholding tax liability or VAT on the other Party that would not have been imposed in the absence of a Tax Action or in an increase in such liability above the liability that would have been imposed in the absence of such Tax Action, then (i) the sum payable by the Party that caused the Tax Action (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that the other Party receives a sum equal to the sum which it would have received had no Tax Action occurred and (ii) the sum payable to the Party that caused a Tax Action, or such Party’s assignees, sub(licensees), transferees, successors or similar, (in respect of which a deduction or withholding for tax or a payment of VAT is required to be made) shall be made by the paying Party after deduction of the amount required to be so deducted or withheld, which deducted or withheld amount shall be remitted in accordance with Applicable Law, and/or after deducting the relevant amount of VAT (as applicable). For the avoidance of doubt, a Party shall only be liable for increased payments pursuant to this Section 5.12.2 to the extent such Party engaged in a Tax Action that created or increased a withholding tax or VAT in respect of payments to the other Party.

5.12.3.

Cooperation. The Parties agree to cooperate and produce on a timely basis any tax forms or reports, including an IRS Form W-9 or an applicable IRS From W-8, reasonably requested by the other Party in connection with any payment made by Licensee to Pfizer under this Agreement.

5.12.4.

Tax Treatment. Except as set forth in the applicable Unit purchase or subscription agreement for the Series A Preferred Units issued pursuant to Section 5.1, the Parties agree to treat the license granted by Pfizer pursuant to Section 2.1 of this Agreement as a sale or other disposition of property pursuant to Section 1001 of the Internal Revenue Code of 1986, as amended (the “Code”) for applicable income tax purposes. The Parties agree to report the transactions contemplated by this Agreement consistent with such treatment for applicable income tax purposes unless otherwise required by a taxing authority pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

6.	RECORDS; AUDIT RIGHTS.

6.1.

Relevant Records. Licensee shall maintain, or cause to be maintained, accurate financial books and records pertaining to sale of the Product by Licensee, its Affiliates or Sublicensees, including any and all calculations of the applicable Fees (collectively, “Relevant Records”). Licensee shall maintain the Relevant Records for the longer of: (a) the period of time required by Applicable Law, or (b) [*****] following the end of the Calendar Year to which they pertain.

6.2.

Audit Request. Pfizer shall have the right during the term of this Agreement and for [*****] thereafter to engage, at its own expense, an independent auditor reasonably acceptable to Licensee to examine the Relevant Records from time-to-time, but no more frequently than [*****], as may be necessary to verify the payments made by Licensee pursuant to this Article 5. Such audit shall be requested in writing at least [*****] in advance, and shall be conducted during Licensee’s normal business hours and otherwise in a manner that minimizes any interference to Licensee’s business operations, and may cover a period ending not more than [*****] prior to the date of such request, and provided that no such [*****] may be audited more than once (in each case, except for cause).

6.3.

Audit Fees and Expenses. Pfizer shall bear any and all fees and expenses it may incur in connection with any such audit of the Relevant Records; provided, however, in the event an audit reveals an underpayment by Licensee of more than [*****] as to the period subject to the audit, Licensee shall reimburse Pfizer for any reasonable and documented out-of-pocket costs and expenses of the audit within [*****] after receiving invoices thereof, and notwithstanding the provisions of Section 6.2, Pfizer shall have the right to examine the Relevant Records of Licensee up to once every [*****] but solely for the [*****] period following the audit revealing such underpayment.

6.4.

Payment of Discrepancy. If any audit establishes that Licensee underpaid any amounts due to Pfizer under this Agreement, then Licensee shall pay Pfizer any such deficiency within [*****] after receipt of written notice thereof. For the avoidance of doubt, such payment will be considered a late payment, subject to Section 5.9. If any audit establishes that Licensee overpaid any amounts due to Pfizer under this Agreement, then Licensee will be entitled to credit the amount of such overpayment against any other amounts due to Pfizer under this Agreement until the overpayment has been fully applied, and if the Agreement terminates before such overpayment has been fully applied, then Pfizer shall reimburse to Licensee the overpayment amount that has not been fully applied.

7.	CONFIDENTIALITY.

7.1.

Definition. “Confidential Information” of a Party means the existence, terms and provisions of this Agreement and all other proprietary information and data of a financial, commercial, scientific or technical nature that the disclosing Party or any of its Affiliates has supplied or otherwise made available to the other Party or its Affiliates, which are disclosed in writing or, if disclosed orally or visually, summarized in writing and provided to the receiving Party after disclosure. [*****]. All Regulatory Filings and Regulatory Approvals and all Developed IP shall be considered Licensee’s Confidential Information. The terms and provisions of this Agreement shall be considered both Parties’ Confidential Information. Confidential Information shall not include information that: (a) is, at the time of disclosure or becomes, after the time of disclosure, known to the public or part of the public domain through no breach of this Agreement by the receiving Party or any Recipients to whom it disclosed such information; (b) was known to, or was otherwise in the possession of, the receiving Party prior to the time of disclosure by the disclosing Party; (c) is disclosed to the receiving Party on a non-confidential basis by a Third Party who is entitled to disclose it without breaching any confidentiality obligation to the disclosing Party; or (d) is independently developed by or on behalf of the receiving Party or any of its Affiliates, as evidenced by its written records, without use or aid of the Confidential Information.

7.2.

Obligations. The receiving Party will protect all Confidential Information of the disclosing Party against unauthorized disclosure to Third Parties with the same degree of care as the receiving Party uses for its own similar information, but in no event less than a reasonable degree of care. The receiving Party may disclose the Confidential Information of the disclosing Party to its Affiliates, and its and their respective directors, officers, employees, subcontractors, current and prospective sublicensees, collaboration partners, acquirers, consultants, attorneys, accountants, banks, lenders and investors (collectively, “Recipients”) who have a need to know such information for purposes related to this Agreement, provided that the receiving Party shall hold such Recipients to written obligations of confidentiality with terms and conditions at least as restrictive as those set forth in this Agreement. All obligations of confidentiality under this Agreement shall survive expiration or termination of this Agreement for a period of [*****].

7.3.	Exceptions.

7.3.1.

Disclosure Required by Law. The restrictions set forth in this Article 7 shall not apply to any Confidential Information that the receiving Party is required to disclose under Applicable Laws (including the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States) or a court order or other governmental order, provided that the receiving Party: (a) provides the disclosing Party with prompt notice of such disclosure requirement if legally permitted, (b) affords the disclosing Party an opportunity to oppose, limit or secure confidential treatment for such required disclosure, and (c) if the disclosing Party is unsuccessful in its efforts pursuant to subsection (b), discloses only that portion of the Confidential Information that the receiving Party is legally required to disclose as advised by the receiving Party’s legal counsel; provided that before disclosing this Agreement or any of the terms hereof pursuant to this Section 7.3.1, the Parties will consult with one another on the terms of this Agreement to be redacted in making any such disclosure, with the disclosing Party providing as much advanced notice as is feasible under the circumstances, and giving consideration to the comments of the other Party.

7.3.2.

Disclosure to Assignee of Payments. In the event that Pfizer wishes to assign, pledge or otherwise transfer its rights to receive some or all of the Milestone Payments, Royalties, Change of Control Payment or Significant Transaction Payment payable hereunder, Pfizer may disclose to a Third Party the terms of this Agreement, the Royalty reports contemplated under Section 5.5.1, and, to the extent Milestone Payments are proposed to be included in such transaction opportunity, the report contemplated under Sections 5.4, 5.6.2, and 5.7.2 in connection with any such proposed assignment to the extent reasonably necessary to enable such Third Party to evaluate such proposed assignment, provided that Pfizer shall hold such Third Parties to written obligations of confidentiality and non-use with terms and conditions at least as restrictive as those set forth in this Agreement.

7.3.3.

Regulatory Filings; Prosecution and Maintenance of Intellectual Property. Licensee may disclose the Licensed Technology to the extent that such disclosure is necessary: (i) in connection with prosecuting, maintaining, and defending Intellectual Property Rights included in the Licensed Technology or the Developed IP, or obtaining and maintaining Regulatory Approvals for Products, in each case in accordance with this Agreement; and (ii) to prosecute or defend litigation, and to enforce

Intellectual Property Rights included in the Licensed Technology or Developed IP, in connection with Licensee’s rights and obligations pursuant to this Agreement; in each case, provided that reasonable measures shall be taken to assure confidential treatment of such Confidential Information.

7.3.4.

Subsequent Transactions. Licensee may disclose the Licensed Technology and the terms and provisions of this Agreement to its Affiliates and [*****]; in each case, provided that Licensee shall hold such persons to written obligations of confidentiality of scope and duration at least as restrictive as those set forth in this Agreement except, with respect to the terms and provisions of this Agreement, to the extent a shorter confidentiality period is customary in any such person’s industry.

7.3.5.

Pfizer Retained Rights. Pfizer may disclose the Licensed Technology to any Third Party in connection with exercise of its retained rights set forth in Section 2.3, provided that Pfizer shall hold such Third Party to written obligations of confidentiality with terms at least as restrictive as those set forth in this Agreement.

7.4.

Right to Injunctive Relief. Each Party agrees that any breaches of this Section 7 may cause irreparable harm to the disclosing Party and shall entitle the disclosing Party, in addition to any other remedies available to it (subject to the terms of this Agreement), the right to seek injunctive relief enjoining such action.

7.5.

Ongoing Obligation for Confidentiality. Upon expiration or termination of this Agreement, the receiving Party shall, and shall cause its Recipients to, destroy or return (as requested by the disclosing Party) any Confidential Information of the disclosing Party, except that the receiving Party (a) may retain a single copy of Confidential Information for the sole purpose of ascertaining its rights and responsibilities in respect of such information and (b) shall not be required to destroy any computer files stored securely by the receiving Party that are created by automatic system back up.

8.	INTELLECTUAL PROPERTY.

8.1.

Pre-existing IP. Subject only to the rights expressly granted to the other Party under this Agreement, each Party shall retain all rights, title and interests in and to any Intellectual Property Rights that are owned, licensed or sublicensed by such Party prior to or independent of this Agreement.

8.2.

Intellectual Property Rights Ownership. Ownership of any intellectual property, together with any Intellectual Property Rights therein or thereto, created, developed, conceived or reduced to practice in the performance of activities under this Agreement after the Effective Date and during the Term will be determined based on inventorship. For clarity, Licensee will own solely and exclusively all rights, title and interests in and to the Developed IP, and will have, at its cost, sole control of and responsibility for, the prosecution, maintenance, enforcement and defense of any Patent Rights within the Developed IP.

9.	REPRESENTATIONS, WARRANTIES AND COVENANTS.

9.1.	Representations and Warranties by Each Party. Each Party represents and warrants to the other Party as of the Effective Date that:

9.1.1.	it is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation;

9.1.2.

it has full corporate power and authority to execute, deliver, and perform under this Agreement, and has taken all corporate action required by Applicable Law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;

9.1.3.	this Agreement constitutes a valid and binding agreement enforceable against it in accordance with its terms;

9.1.4.

Neither it nor any of its Affiliates has been debarred or is subject to debarment or has used in any capacity any Person who has been debarred pursuant to Section 306 of the United States Federal Food, Drug and Cosmetic Act, as amended, or similar Applicable Law outside of the U.S. or who is the subject of a conviction described in such section or similar Applicable Law outside of the United States;

9.1.5.	all consents, approvals and authorizations from all governmental authorities or other Third Parties required to be obtained by such Party in connection with this Agreement have been obtained; and

9.1.6.

the execution and delivery of this Agreement and all other instruments and documents required to be executed pursuant to this Agreement, and the consummation of the transactions contemplated hereby do not and shall not: (i) conflict with or result in a breach of any provision of its organizational documents, (ii) result in a breach of any agreement to which it is a party that would impair the performance of its obligations hereunder; or (iii) violate any Applicable Law.

9.2.	Representations and Warranties by Pfizer. With the exception of the claims described in Schedule 9.2, Pfizer represents and warrants to Licensee as of the Effective Date that:

9.2.1.	[*****].

9.2.2.	There is no ongoing or, to Pfizer’s Knowledge, threatened litigation involving the Licensed Technology.

9.2.3.	Pfizer and its Affiliates have taken commercially reasonable measures to protect the confidentiality of the Licensed Technology existing as of the Effective Date.

9.3.	Representations, Warranties and Covenants by Licensee.

9.3.1.	[*****];

9.3.2.	Licensee covenants to Pfizer that it shall comply with all Applicable Law with respect to the Development, Manufacture and Commercialization of the Products in the Field in the Territory; and

9.3.3.

Licensee represents that it has determined, in good faith in accordance with 16 C.F.R. Section 801.10(c)(3), that the fair market value of its exclusive license to the Licensed Technology does not exceed [*****].

9.4.

Representations, Warranties and Covenants related to Compliance Laws. Without limiting the generality of Section 9.3.1, Licensee shall comply with the U.S. Foreign Corrupt Practices Act and any other applicable anti-bribery or anti-corruption laws (“Compliance Laws”). Licensee represents and warrants that neither Licensee, nor its respective Affiliates, nor to Licensee’s knowledge, any director, officer, employee, consultant, agent or representative or other person acting on its behalf has taken or will take any action, directly or indirectly, to pay, offer, promise or authorize the payment, or giving of anything of value to any Government Official, or to any person, and has not accepted and will not accept a payment for any item of value: (a) for the purpose of (i) influencing any act or decision of such Government Official(s) in their official capacity, including the failure to perform an official function, in order to assist Licensee or its Affiliates or any beneficiary of the Licensee in obtaining or retaining business, or directing business to any third party, (ii) securing an improper advantage, (iii) inducing such Government Official(s) to use their influence to affect or influence any act or decision of a government entity in order to assist Licensee, its Affiliates or any beneficiary of Licensee in obtaining or retaining business, or directing business to any third party, or (v) providing an unlawful personal gain or benefit, of financial or other value, to such Government Official(s); or (b) otherwise for the benefit of Licensee, or any of its Affiliates in violation of any federal, state, local, municipal, foreign, international, multinational or other administrative law. As used herein, “Government Official” means: (A) any elected or appointed government official (e.g., a member of a ministry of health), (B) any employee or person acting for or on behalf of a government official, agency, or enterprise performing a governmental function, (C) any political party officer, employee, or person acting for or on behalf of a political party or candidate for public office, (D) an employee or person acting for or on behalf of a public international organization, or (E) any person otherwise categorized as a government official under local law. “Government” is meant to include all levels and subdivisions of non-U.S. governments (i.e., local, regional, or national and administrative, legislative, or executive).

9.5.

No Action Required Which Would Violate Law. In no event shall either Party be obligated under this Agreement to take any action or omit to take any action that such Party believes, in good faith, would cause it to violate any Applicable Law, including without limitation, in the case of Licensee, the Compliance Laws.

9.6.

No Other Warranties. EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 9, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF TITLE, NON-INFRINGEMENT, VALIDITY, ENFORCEABILITY, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. ANY INFORMATION PROVIDED BY EACH PARTY OR ITS AFFILIATES IS MADE AVAILABLE ON AN “AS IS” BASIS WITHOUT WARRANTY WITH RESPECT TO COMPLETENESS, COMPLIANCE WITH REGULATORY STANDARDS OR REGULATIONS OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND OF WARRANTY WHETHER EXPRESS OR IMPLIED.

10.	INDEMNIFICATION.

10.1.

Indemnification by Licensee. Licensee agrees to indemnify, hold harmless and defend Pfizer and its Affiliates, and their respective officers, directors, employees, contractors, agents and assigns (collectively, “Pfizer Indemnitees”), from and against any Claims arising or resulting from: (a) the Development or Manufacture of a Product by Licensee, its Affiliates, subcontractors or Sublicensees, (b) the Commercialization of a Product by Licensee, its Affiliates, subcontractors, Distributors or Sublicensees, (c) the gross negligence, recklessness or wrongful intentional acts or omissions of Licensee or its Affiliates, or (d) breach by Licensee of any representation, warranty or covenant made by Licensee in this Agreement. As used herein, “Claims” means collectively, any and all Third Party demands, claims, actions and proceedings (whether criminal or civil, in contract, tort or otherwise) for losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees).

10.2.

Indemnification Procedure. In connection with any Claim for which Pfizer seeks indemnification from Licensee pursuant to this Agreement, Pfizer shall: (a) give Licensee prompt written notice of the Claim; provided, however, that failure to provide such notice shall not relieve Licensee from its liability or obligation hereunder, except to the extent of any material prejudice as a direct result of such failure; (b) cooperate with Licensee, at Licensee’s expense, in connection with the defense and settlement of the Claim; and (c) permit Licensee to control the defense and settlement of the Claim; provided, however, that Licensee may not settle the Claim without Pfizer’s prior written consent, which shall not be unreasonably withheld or delayed, in the event that such settlement materially adversely impacts Pfizer’s rights or obligations. Further, Pfizer shall have the right to participate (but not control) and be represented in any suit or action by advisory counsel of its selection and at its own expense.

11.	LIMITATION OF LIABILITY.

11.1.

Consequential Damages Waiver. EXCEPT FOR A BREACH OF ARTICLE 7 OR OBLIGATIONS ARISING UNDER ARTICLE 10, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING DAMAGES FOR LOST PROFITS OR LOST REVENUES REGARDLESS OF WHETHER IT HAS BEEN INFORMED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES OR THE TYPE OF CLAIM, CONTRACT OR TORT (INCLUDING NEGLIGENCE).

11.2.

Liability Cap. IN NO EVENT SHALL PFIZER’S LIABILITY FOR DAMAGES IN CONNECTION WITH THIS AGREEMENT EXCEED THE CAP, REGARDLESS OF WHETHER PFIZER HAS BEEN INFORMED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES OR THE TYPE OF CLAIM, CONTRACT OR TORT (INCLUDING NEGLIGENCE). “Cap” means [*****]. As used herein, [*****].

12.	TERM; TERMINATION.

12.1.

Term. The term of this Agreement (“Term”) shall commence as of the Effective Date and shall expire upon the last-to-expire Royalty Term unless terminated earlier pursuant to this Article 12. Upon expiration of a Royalty Term with respect to a given Product in a given country, the license granted to Licensee under Section 2.1 for such Product in the Field in such country will become fully paid-up, irrevocable and perpetual.

12.2.

Termination for Cause. Each Party shall have the right, without prejudice to any other remedies available to it at law or in equity, to terminate this Agreement in its entirety in the event the other Party materially breaches any of its obligations hereunder and such other Party fails to cure such breach within [*****] of receiving notice thereof; provided, however, if such breach is of Licensee’s obligations under Section 4.3, Pfizer shall have the right to terminate this Agreement with respect to the Product and the country to which such material breach relates. Notwithstanding the foregoing, if a breach is capable of being cured, but cannot be cured within such [*****] period, and the breaching Party initiates actions to cure such breach within such period and thereafter diligently pursues such actions, the breaching Party shall have such additional period as is reasonable to cure such breach, but in no event will such additional period exceed [*****]. Any termination by a Party under this Section 12.2 shall be without prejudice to any damages or other legal or equitable remedies to which it may be entitled from the other Party. For the avoidance of doubt, [*****].

12.3.

Termination for a Bankruptcy Event. Each Party shall have the right to terminate this Agreement in the event of a Bankruptcy Event with respect to the other Party. “Bankruptcy Event” means the occurrence of any of the following: (a) the institution of any bankruptcy, receivership, insolvency, reorganization or other similar proceedings by or against a Party under any bankruptcy, insolvency, or other similar law now or hereinafter in effect, including any section or chapter of the

United States Bankruptcy Code, as amended or under any similar laws or statutes of the United States or any state thereof (the “Bankruptcy Code”), where in the case of involuntary proceedings such proceedings have not been dismissed or discharged within [*****] after they are instituted, (b) the insolvency or making of an assignment for the benefit of creditors or the admittance by a Party of any involuntary debts as they mature, (c) the institution of any reorganization, arrangement or other readjustment of debt plan of a Party not involving the Bankruptcy Code, (d) appointment of a receiver for all or substantially all of a Party’s assets, or (e) any corporate action taken by the board of directors of a Party in furtherance of any of the foregoing actions.

12.4.

Termination for Convenience. At any time, Licensee shall have the right to terminate this Agreement for convenience in its entirety or (except with respect to any Major Market Country) on a country-by-country basis upon (i) [*****] prior written notice to Pfizer if such notice is delivered at any time prior to [*****] or (ii) [*****] prior written notice to Pfizer if such notice is delivered at any time after [*****].

12.5.	Effects of Termination.

12.5.1.	Termination by Licensee for Cause or Bankruptcy Event. In the event that Licensee terminates this Agreement pursuant to Section 12.2 or Section 12.3, the following shall apply:

(a)

Rights and Obligations. Except as otherwise provided herein, all rights and obligations of each Party hereunder shall cease, including, subject to Section 12.5.1(b), the licenses granted to Licensee pursuant to Section 2.1.

(b)

Licensee Inventory. Licensee shall have the right to sell its remaining inventory of Product so long as Licensee has fully paid, and continues to pay when due, all Royalties, Milestone Payments, Change of Control Payment and Significant Transaction Payment payments owed to Pfizer, and Licensee is otherwise not in material breach of this Agreement.

12.5.2.

Termination by Pfizer for Cause, Bankruptcy Event; Termination by Licensee for Convenience. In the event that Pfizer terminates this Agreement pursuant to Section 12.2 or Section 12.3, or Licensee terminates this Agreement pursuant to Section 12.4, the following shall apply:

(a)

Rights and Obligations. Except as otherwise provided herein, all rights and obligations of each Party hereunder shall cease, provided that the licenses granted to Licensee pursuant to Section 2.1 will continue as required for Licensee to perform its obligations under Section 12.5.2(c)(i).

(b)

Licenses. Pfizer shall have a [*****], which exists as of the effective date of termination and is necessary to the Development, Manufacture or Commercialization of the Products as they exist as of the effective date of termination, to Develop, Commercialize and Manufacture such Products in the Field in the Territory.

(c)

Transition. During the notice period provided in Section 12.2 or Section 12.4, as applicable to such termination, or as soon as practicable upon notice of termination pursuant to Section 12.3, Pfizer shall prepare and the Parties shall negotiate a transition plan that will include, at a minimum, a plan for accomplishing the activities described in this Section 12.5.2(c).

(i)

Continued Development. At Pfizer’s request and expense, Licensee shall continue on-going Development for a mutually agreed-upon period following termination of this Agreement, which period shall not be less than [*****] unless otherwise agreed to by the Parties. For avoidance of doubt, [*****].

(ii)

Technology Transfer. At Pfizer’s request, Licensee shall make available to Pfizer all currently available records and data which exist and are Controlled by Licensee as of the effective date of termination, are solely related to the Product, and are necessary or reasonably useful for Pfizer to continue Developing, Commercializing and Manufacturing the Product as it exists or is contemplated to exist as of the effective date of termination.

(iii)

Regulatory Matters. At Pfizer’s request, Licensee shall transfer and assign to Pfizer (or its designee) all Regulatory Approvals, pricing approvals and Regulatory Filings held by Licensee in its name and solely related to the Product, provided that if such transfer and assignment is not permitted by the applicable Regulatory Authority, Licensee shall permit Pfizer to cross-reference and rely upon such Regulatory Approvals, pricing approvals and Regulatory Filings. Licensee shall make available to Pfizer copies of all regulatory documentation and records solely related to the Product and Controlled by Licensee as of the effective date of termination, including information contained in the regulatory and safety databases for the Product. The Parties shall reasonably cooperate to ensure the prompt transition of regulatory responsibilities for the Product from Licensee to Pfizer.

(iv)

Trademarks. If as of the effective date of termination, (A) Licensee owns any trademarks that are used exclusively for the Product in the Territory and (b) such trademarks have been approved by the Regulatory Authority in a country of the Territory for use with the Product, Pfizer shall have a [*****] license to use such trademarks solely for the purpose of Developing, Commercializing and Manufacturing the Product. Pfizer shall have a transitional license to use Licensee’s trademarks and promotional materials Controlled by Licensee as of the effective date of termination solely for the purpose of Developing, Commercializing and Manufacturing the Product.

(v)

Inventory and Supply. In the event that Licensee terminates this Agreement pursuant to Section 12.4, Licensee shall have the right to sell its remaining inventory of Product so long as Licensee has fully paid, and continues to pay when due, all Royalties, Milestone Payments, Change of Control Payment or Significant Transaction Payment owed to Pfizer, and Licensee is otherwise not in material breach of this Agreement. In the event that Pfizer terminates this Agreement pursuant to Section 12.2 or Section 12.3, at Pfizer’s request, (A) Licensee shall transfer to Pfizer (or its designee) all Product, components and in-process inventory produced or held by Licensee with respect to the Manufacture of the Product, and (B) if Licensee has sublicensed to a CMO the rights to Manufacture the Product, Licensee shall promptly assign such sublicense to Pfizer subject to the assignment provision of such sublicense (or use Commercially Reasonable Efforts to partially assign if not solely related to the Manufacture of the Product), or, if not, Licensee shall continue to Manufacture or have Manufactured the Product for Pfizer for a period not to exceed [*****], provided that, if Pfizer elects not to initiate the transition activities of the foregoing clauses (A) and (B), Licensee shall have the right to sell its remaining inventory of Product so long as Licensee has fully paid, and continues to pay when due, all Royalties, Milestone Payments, Change of Control Payment or Significant Transaction Payment owed to Pfizer. Pfizer shall pay to Licensee the actual cost of manufacturing associated with any inventory transfer and Product supply received by Pfizer pursuant to this Section 12.5.2(c)(v).

(vi)

Third Party Agreements. At Pfizer’s request, to the extent Licensee is able to do so, Licensee shall assign to Pfizer (or its designee) any agreements with Third Parties solely related to the Development, Commercialization and/or Manufacture of the Product. With respect to such Third Party agreements that Licensee is not able to assign to Pfizer (or are not solely related to the Development, Commercialization, and/or Manufacture of the Product), Licensee shall use Commercially Reasonable Efforts to give Pfizer the benefit of such contracts for a reasonable transitional period.

12.5.3.

Termination of a Terminated Territory by Licensee for Convenience. In the event that Licensee terminates a Terminated Territory but not the totality of the countries within the Territory pursuant to Section 12.4, the following shall apply:

(a)

Rights and Obligations. Except as otherwise provided herein, this Agreement shall automatically be deemed to be amended to terminate all rights and obligations of each Party hereunder with respect to such Terminated Territory, as applicable, provided that the licenses granted to Licensee pursuant to Section 2.1 will continue as required for Licensee to perform its obligations under Section 12.5.3(c)(i).

(b)

Licenses. Pfizer shall have a [*****] which exists as of the effective date of termination and is necessary to the Development, Manufacture or Commercialization of the Products as they exist as of the effective date of termination, to Develop, Commercialize and Manufacture such Products in the Field in the Terminated Territory.

(c)

Transition. During the notice period provided in Section 12.4, Pfizer shall prepare and the Parties shall negotiate a transition plan that will include, at a minimum, a plan for accomplishing the activities described in this Section 12.5.3(c).

(i)

Continued Development. At Pfizer’s request and expense, Licensee shall continue on-going Development with respect to such Terminated Territory for a mutually agreed-upon period following termination, which period shall not be less than [*****] unless otherwise agreed to by the Parties. For avoidance of doubt, [*****].

(ii)

Technology Transfer. At Pfizer’s request, Licensee shall make available to Pfizer all currently available records and data which exist and are Controlled by Licensee with respect to the Terminated Territory as of the effective date of termination, are solely related to the Product, and are necessary or reasonably useful for Pfizer to continue Developing, Commercializing and Manufacturing the Product as it exists or is contemplated to exist as of the effective date of termination in the Terminated Territory.

(iii)

Regulatory Matters. At Pfizer’s request, Licensee shall transfer and assign to Pfizer (or its designee) all Regulatory Approvals, pricing approvals and Regulatory Filings held by Licensee in its name and solely related to the Product with respect to the Terminated Territory, provided that if such transfer and assignment is not permitted by the applicable Regulatory Authority, Licensee shall permit Pfizer to cross-reference and rely upon such Regulatory Approvals, pricing approvals and Regulatory Filings. Licensee shall make available to Pfizer copies of all regulatory documentation and records solely related to the Product and Controlled by Licensee as of the effective date of termination with respect to the Terminated Territory, including information contained in the regulatory and safety databases for the Product. The Parties shall reasonably cooperate to ensure the prompt transition of regulatory responsibilities for the Product with respect to the Terminated Territory from Licensee to Pfizer.

(iv)	Trademarks. If as of the effective date of termination,

(A)

Licensee owns any trademarks that are used exclusively for the Product in the Terminated Territory and (b) such trademarks have been approved by the Regulatory Authority in a country of the Terminated Territory for use with the Product, Pfizer shall have a [*****] to use such trademarks solely for the purpose of Developing, Commercializing and Manufacturing the Product in the Terminated Territory. Pfizer shall have a transitional license to use Licensee’s trademarks and promotional materials Controlled by Licensee as of the effective date of termination solely for the purpose of Developing, Commercializing and Manufacturing the Product in the Terminated Territory.

(v)

Inventory and Supply. In the event that Licensee terminates this Agreement pursuant to Section 12.4, Licensee shall have the right to sell its remaining inventory of Product with respect to the Terminated Territory so long as Licensee has fully paid, and continues to pay when due, all Royalties, Milestone Payments, Change of Control Payment or Significant Transaction Payment owed to Pfizer, and Licensee is otherwise not in material breach of this Agreement.

(vi)

Third Party Agreements. At Pfizer’s request, to the extent Licensee is able to do so, Licensee shall assign to Pfizer (or its designee) any agreements with Third Parties solely related to the Development, Commercialization and/or Manufacture of the Product with respect to the Terminated Territory. With respect to such Third Party agreements that Licensee is not able to assign to Pfizer with respect to the Terminated Territory (or are not solely related to the Development, Commercialization, and/or Manufacture of the Product with respect to the Terminated Territory), Licensee shall use Commercially Reasonable Efforts to give Pfizer the benefit of such contracts with respect to the Terminated Territory for a reasonable transitional period.

12.5.4.

Sublicense Survival. Upon termination of this Agreement or termination of a Terminated Territory, upon the request of any Sublicensee not then in breach of its sublicense agreement or the terms of this Agreement applicable to such Sublicensee, Pfizer will enter into a direct license from Pfizer to such Sublicensee, which license will not be broader in license scope, territory or duration than such sublicense agreement granted by Licensee to such Sublicensee and not more burdensome on Pfizer in any material manner and no less favorable to Pfizer than the financial terms of Article 5 for the scope, territory and duration of such sublicense (each a “New License Agreement”). Under any such New License Agreement between Pfizer and such former Sublicensee, such Sublicensee will be required to pay to Pfizer the same amounts in consideration for such direct grant as Pfizer would have otherwise received from Licensee pursuant to Article 5 on account of such Sublicensee’s Development, Manufacture and Commercialization of the Product had this Agreement or Terminated Territory not been terminated. At the request of Licensee, Pfizer will issue a comfort letter directly to any potential Sublicensee confirming the terms of this Section 12.5.4.

12.6.

Survival. Expiration or termination of this Agreement shall not relieve the Parties of any right or obligation accruing hereunder prior to such expiration or termination. Without limiting the foregoing, in addition to the termination consequences set forth in Section 12.5 (Effects of Termination) (and any Sections referenced therein), the following provisions will survive expiration or termination of this Agreement in its entirety for any reason: [*****].

13.	PUBLICITY; PUBLICATIONS.

13.1.

Use of Names. Subject to Pfizer’s rights pursuant to Section 12.5.2(c)(iv) and each Party’s rights pursuant to Section 13.2 or 13.3, neither Party (nor any of its Affiliates or agents) shall use the registered or unregistered trademarks, service marks, trade dress, trade names, logos, insignia, domain names, symbols or designs of the other Party or its Affiliates in any press release, publication or other form of promotional disclosure without the prior written consent of the other Party in each instance.

13.2.

Press Releases. The Parties acknowledge that one or both Parties, either singly or jointly, may desire to publish one or more press releases relating to this Agreement, the license, and developments made thereto. However, each Party agrees not to issue any press release or other public statement, whether written, electronic, oral or otherwise, disclosing the existence of this Agreement, the terms hereof or any information relating to this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld or delayed. Neither Party will be prevented from complying with any duty of disclosure it may have pursuant to Applicable Law or the rules of any recognized stock exchange so long as the disclosing Party provides the other Party within a reasonable time prior to any such filing or disclosure (and to the extent possible at least [*****] prior to any such filing or disclosure), written notice to the extent practicable and only discloses information to the extent required by Applicable Law or the rules of any recognized stock exchange.

13.3.

Publications. During the Term, Licensee shall have sole control and authority over any proposed academic, scientific or medical publication or public presentation regarding the Compounds or the Products, provided that Licensee shall submit to Pfizer for review and approval [*****]. Written copies of such proposed publication or presentation required to be submitted hereunder shall be submitted to Pfizer no later than [*****] before submission for publication or presentation (the “Review Period”). Pfizer shall provide its comments with respect to such publications and presentations within [*****] of its receipt of such written copy. The Review Period may be extended for an additional [*****] in the event Pfizer can, within [*****] of receipt of the written copy, demonstrate reasonable need for such extension. Licensee will comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publication governed by this Section 13.3, including International Committee of Medical Journal Editors standards regarding authorship and contributions.

14.	LICENSEE INSURANCE.

14.1.

Insurance Requirements. Licensee will maintain during the Term umbrella liability insurance with coverage limits of not less than [*****] per occurrence and [*****] in the aggregate. In addition, (a) commencing no later than [*****] prior to [*****] for a Product in the Territory, Licensee will maintain [*****] insurance from a [*****] insurance company, and (b) prior to [*****] of a Product in the Territory, Licensee will maintain [*****] insurance from a [*****] insurance company and continuing, in each case ((a) and (b)), (i) with coverage limits of not less than [*****] per occurrence and [*****] in the aggregate and (ii) continuing until the later of (A) [*****] after termination or expiration of this Agreement and (B) the date that [*****]. Licensee shall have the right to provide the total limits required by any combination of primary and umbrella/excess coverage. The minimum level of insurance set forth herein shall not be construed to create a limit on Licensee’s liability hereunder. Such policies shall name Pfizer and its Affiliates as additional insured (usually for US, Canada and Puerto Rico exposures) or indemnify Pfizer and its Affiliates, as principal (usually for rest of world exposures) and provide a waiver of subrogation in favor of Pfizer and its Affiliates. Such insurance policies shall be primary and non-contributing with respect to any other similar insurance policies available to Pfizer or its Affiliates. Any deductibles for such insurance shall be assumed by Licensee.

14.2.

Policy Notification. Licensee shall provide Pfizer with certified copies of such policies or original certificates of insurance evidencing such insurance: (a) prior to execution by both Parties of this Agreement, and (b) prior to expiration of any one coverage. Licensee shall provide written notice to Pfizer at least [*****] prior to cancellation, termination or any material change to restrict the coverage or reduce the limits afforded by such insurance.

15.	DISPUTE RESOLUTION.

15.1.	Arbitration.

15.1.1.

General. Any disputes, controversies or other claims arising out of this Agreement, its interpretation, validity, performance, enforceability, breach or termination (“Disputes”) that are not settled amicably shall be referred by sending written notice of the Dispute to the other Party for final and binding arbitration with the office of the American Arbitration Association in New York County, New York in accordance with the then-prevailing commercial arbitration rules of the American Arbitration Association.

15.1.2.

Number of Arbitrators. The arbitration shall be settled by one (1) arbitrator who is neutral to the Parties, and the Parties shall endeavor to jointly appoint the arbitrator. If the Parties fail to jointly appoint the arbitrator within [*****] of the arbitration being initiated, the appointment shall be made by the American Arbitration Association.

15.1.3.	Powers of the Arbitrator.

(a)	The arbitrator is authorized to award to the prevailing Party, if a prevailing party is determined by the arbitrator, such Party’s costs and expenses, including attorneys’ fees.

(b)	The arbitrator may not award punitive, exemplary, or consequential damages, nor may the arbitrator apply any multiplier to any award of actual damages, except as may be required by statute.

(c)

The arbitrator shall have the discretion to hear and determine at any stage of the arbitration any issue asserted by any Party to be dispositive of any claim or counterclaim, in whole or part, in accordance with such procedure as the arbitrator may deem appropriate, and the arbitrator may render an award on such issue.

(d)

In addition to the authority conferred on the arbitrator by the rules designated in this Agreement, and without prejudice to any provisional measures that may be available from a court of competent jurisdiction, the arbitrator shall have the power to grant any provisional measures that the arbitrator deems appropriate, including but not limited to provisional injunctive relief, and any provisional measures ordered by the arbitrator may, to the extent permitted by Applicable Law, be deemed to be a final award on the subject matter of the measures and shall be enforceable as such.

15.1.4.

Confidentiality. No information concerning an arbitration, beyond the names of the parties and the relief requested, may be unilaterally disclosed to a Third Party by any Party unless required by Applicable Law. Any documentary or other evidence given by a Party or witness in the arbitration shall be treated as confidential by any Party whose access to such evidence arises exclusively as a result of its participation in the arbitration, and shall not be disclosed to any Third Party (other than a witness or expert), except as may be required by Applicable Law.

15.2.	No Trial By Jury. THE PARTIES EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO TRIAL BY JURY.

16.	GENERAL PROVISIONS.

16.1.

Assignment. Neither Party may assign its rights and obligations under this Agreement without the other Party’s prior written consent, except that: (a) Pfizer may assign to a Third Party its rights to receive some or all of the payments payable hereunder, (b) each Party may assign its rights and obligations under this Agreement or any part hereof to one or more of its Affiliates without the consent of the other Party; and (c) either Party may assign this Agreement in the event of a Change of Control of such Party. The assigning Party shall provide the other Party with prompt written notice of any such assignment. Any permitted assignee pursuant to clauses (b) and (c) above shall assume all obligations of its assignor under this Agreement, and no permitted assignment shall relieve the assignor of liability for its obligations hereunder. Any attempted assignment in contravention of the foregoing shall be void.

16.2.

Severability. Should one or more of the provisions of this Agreement become void or unenforceable as a matter of law, then such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement, and the Parties agree to substitute a valid and enforceable provision therefor which, as nearly as possible, achieves the desired economic effect and mutual understanding of the Parties under this Agreement.

16.3.

Governing Law. This Agreement shall be governed by and construed under the laws in effect in the State of New York, U.S. without giving effect to any conflicts of laws provision thereof or of any other jurisdiction that would produce a contrary result. Section 15 does not intend to deprive any New York court of competent jurisdiction with respect to its power to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings or the enforcement of any judgment or award. In any such action, the courts of New York shall have exclusive jurisdiction over any action brought to enforce this Agreement, and each of the Parties hereto irrevocably: (a) submits to such exclusive jurisdiction for such purpose; (b) waives any objection which it may have at any time to the laying of venue of any proceedings brought in such courts; (c) waives any claim that such proceedings have been brought in an inconvenient forum, (d) further waives the right to object with respect to such proceedings that any such court does not have jurisdiction over such Party, and (e) consents to service of process in the manner provided by Section 16.8 or by first class certified mail, return receipt requested, postage prepaid.

16.4.

Force Majeure. Except with respect to delays or nonperformance caused by the negligent or intentional act or omission of a Party, any delay or nonperformance by such Party (other than payment obligations under this Agreement) will not be considered a breach of this Agreement to the extent such delay or nonperformance is caused by or results from acts of God, natural disasters, acts of the government or civil or military authority, fire, floods, epidemics, pandemics, quarantine, energy crises, government actions, war, riots, contamination of a manufacturing facility not due to such Party’s gross negligence or intentional act, or other similar acts or events outside of the reasonable control of such Party (each, a “Force Majeure Event”); provided that the Party affected by such Force Majeure Event will promptly begin or resume performance as soon as reasonably practicable after the Force Majeure Event has abated. If the Force Majeure Event prevents a Party from performing any of its obligations under this Agreement for [*****] or more, then the other Party may terminate this Agreement immediately upon written notice to the non-performing Party.

16.5.

Waivers and Amendments. The failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party. No waiver shall be effective unless it has been given in writing and signed by the Party giving such waiver. No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party.

16.6.

Relationship of the Parties. Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between Pfizer and Licensee, or to constitute one Party as the agent of the other.

Moreover, each Party agrees not to construe this Agreement, or any of the transactions contemplated hereby, as a partnership for any tax purposes. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give any Party the power or authority to act for, bind, or commit the other Party.

16.7.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

16.8.

Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when: (a) delivered by hand (with written confirmation of receipt), (b) sent by electronic mail (with written confirmation of receipt), provided that a copy is sent by an internationally recognized overnight delivery service (receipt requested), or (c) when received by the addressee, if sent by an internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and e-mail addresses set forth below (or to such other addresses and e-mail addresses as a Party may designate by written notice):

If to Pfizer:

[*****]

If to Licensee:

[*****]

16.9.

Further Assurances. Licensee and Pfizer hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge and deliver any and all such other documents and take any such other action as may be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement.

16.10.

No Third Party Beneficiary Rights. This Agreement is not intended to and shall not be construed to give any Third Party any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

16.11.	Entire Agreement; Confidentiality Agreement.

16.11.1.

This Agreement, together with its Schedules, sets forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all proposals, oral or written, and all other prior communications between the Parties with respect to such subject matter, including, without limitation, that certain Confidentiality Agreement by and between [*****], dated [*****] (“CDA”). The Parties acknowledge and agree that, as of the Effective Date, all Confidential Information (as defined in the CDA) disclosed by Pfizer or its Affiliates pursuant to the CDA shall be considered Pfizer’s Confidential Information and subject to the terms set forth in this Agreement.

16.11.2.	In the event of any conflict between a material provision of this Agreement and any Schedule hereto, the Agreement shall control.

16.12.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.13.

Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

16.14.

Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, any rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

16.15.

Performance by Affiliates. Each Party recognizes that the other Party may perform some or all of its obligations or exercise some or all of its rights under this Agreement through Affiliates; provided, however, that such other Party will remain responsible for the performance by its Affiliates as if such obligations were performed by such other Party.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

TOURMALINE BIO, LLC		PFIZER INC.

By:	[*****]	By:
Name:	[*****]	Name:
Title:	[*****]	Title:

[Signature Page to License Agreement]

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

TOURMALINE BIO, LLC	PFIZER INC.

By:	By:	[*****]
Name:	Name:	[*****]
Title:	Title:	[*****]

[Signature Page to License Agreement]

SCHEDULE 1.50: KNOWLEDGE

[*****]

SCH-1

SCHEDULE 1.51: LICENSED TECHNOLOGY

[*****]

SCH-1

SCHEDULE 3:

[*****]

SCH-46

SCHEDULE 4.6: DEVELOPMENT PLAN

[*****]

Ex-1

SCHEDULE 9.2: CLAIMS

[*****]

Ex-2